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                                                                   EXHIBIT 10.24

                                                                  EXECUTION COPY

                   TERMINATION AGREEMENT AND GENERAL RELEASE

     THIS TERMINATION AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into by and between Harry Shuster, an individual ("Shuster") and United Leisure Corporation, a Delaware corporation and its successor, predecessor, affiliate and related entities (the "Company").

                                   RECITALS:

     A. Shuster has been a consultant to the Company from on or about October 22, 1984 through the date of this Agreement pursuant to the terms of an Amended and Restated Consulting Agreement (the "Consulting Agreement").

     B. The terms of the Consulting Agreement provide for a five-year "evergreen" term that constantly renews the full term each year unless either party gives notice of intention to terminate the Consulting Agreement at the end of its then five-year term at least 60 days prior to the end of the completion of the first year of the five-year term then in effect.

     C. Shuster and the Company desire to terminate the Consulting Agreement between Shuster and the Company (hereinafter referred to as the "Relationship") and enter into certain supplemental understandings on other matters.

     D. The Relationship is terminated effective January 1, 2001 (hereinafter the "Termination Date").

     E. Without making any admission of liability whatsoever, it is the desire of Shuster and the Company to settle fully and finally all differences or potential differences between them, including all differences or potential differences that arise out of or relate to the Relationship and the termination of the Relationship and to document the supplemental understandings.

     NOW, THEREFORE, Shuster and the Company understand and agree as follows:

No Admission of Wrongdoing.

This Agreement shall not in any way be construed as an admission that the Company or any officer, director, shareholder, advisor, employee, manager, agent, other representative of, or consultant (other than Shuster) to, the Company (collectively, "Company Representatives") has any liability to, or has acted wrongfully in any way with respect to Shuster or any other person. The Company specifically denies that it or any Company Representatives have any liability to, or that it or any Company Representatives have committed any wrongful or discriminatory acts against Shuster or any other person.

This Agreement shall not in any way be construed as an admission that Shuster has any liability to, or has acted wrongfully in any way with respect to, the Company or any Company Representatives or any other person. Shuster specifically denies that he has any liability to, or that he has committed any wrongful or discriminatory acts against, the Company or any Company Representatives or any other person.

Termination of Relationship.

     Shuster and the Company acknowledge and agree that the Relationship ended on the Termination Date.

Company Property.

Shuster represents and warrants that he has returned to the Company all of the Company's property in his
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possession, including but not limited to, the Company's files, memoranda, records and documents.

No Lawsuits.

Shuster agrees never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against the Company or any Company Representatives asserting any claims that are released in this Agreement.

Shuster represents and warrants that, prior to signing this Agreement, he neither has filed nor pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against the Company or any Company Representatives, asserting any claims that are released in this Agreement.

The Company agrees never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against Shuster asserting any claims that are released in this Agreement.

The Company represents and warrants that, prior to signing this Agreement, it has not filed nor pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against Shuster asserting any claims that are released in this Agreement.

Consideration.

In consideration of the obligations of the Company as set forth herein, Shuster shall:

Agree to the termination of the Relationship and all obligations related thereto; and

Continue to have the entire responsibility for discharging all the obligations of an independent contractor with respect to the consideration paid by the Company pursuant to this Agreement under all federal, state or local laws, regulations or orders now or hereafter enforced, including without limitation those relating to taxes, unemployment compensation or insurance, social security, workers' compensation, disability pensions, tax withholdings and including the filing of all returns and reports required of an independent contractor and the payment of all taxes, assessments, contributions and the other sums required of an independent contractor.

In consideration of the obligations of Shuster as set forth herein, the Company shall:

Agree to the termination of the Relationship and all obligations related thereto;

Pay Shuster a total of $250,000, which will be paid on January 31, 2001;

Assign to Shuster the secured promissory note executed by Grand Havana Enterprises, Inc. in favor of the Company, dated September 30, 1998, in the face principal amount of $1,250,000 and the related security agreement, dated September 30, 1998, granting the Company a security interest in substantially all of the assets of Grand Havana Enterprises, Inc.; and

Entitle Shuster to exercise stock options to purchase 2,606,950 shares of the Company's Common Stock pursuant to the terms and provisions of the various option agreements originally dated as of July 24, 1987, October 7, 1988, November 17, 1988, December 5, 1988, and September 30, 1998 by and between Shuster and the Company, as amended from time to time (the "Vested Options"). The Vested Options represent all of the currently outstanding unexpired stock options granted to Shuster by the Company. Shuster shall be entitled to exercise the Vested Options in accordance with their terms. Nothing in this Agreement modifies or otherwise affects the terms and provisions of the Vested Options or Shuster's rights under the above referenced option agreements. The option agreements evidencing the Vested Options shall continue in effect in accordance with their respective terms.

Shuster acknowledges that he has received all compensation payments due under the terms of the Consulting Agreement through the Termination Date and has been reimbursed for all reasonable expenses incurred in connection with the performance of his duties for the Company through the Termination Date.

Shuster shall be entitled to receive the following benefits to the extent available under the group insurance
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plans or other arrangements maintained by the Company for independent contractors, subject to the following:

Shuster may elect to continue health benefit coverage under the Company's group health plan (medical and dental coverages) for himself, his spouse and/or eligible dependents to the extent available under the terms of the plan pursuant to the healthcare coverage continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), at the same coverage level provided immediately prior to the Termination Date (subject to any changes in coverage under the plan that may be made from time to time with respect to the coverage generally applicable to the Company's independent contractors who are eligible for benefits under the plan). Shuster will pay the cost of such COBRA coverage and shall not be entitled to any additional welfare benefit plan coverage beyond the applicable COBRA continuation coverage provided by law and the terms of the plan.

Shuster shall be entitled to benefits under the Company's tax-qualified plan for periods prior to the Termination Date according to the terms of such plan and his rights and the Company's obligations thereunder shall not be affected by this Agreement.

Mutual Releases.

In exchange for the mutual obligations set forth herein, and except for the obligations set forth herein, Shuster, on behalf of himself and his representatives, administrators, servants, agents employees, attorneys, predecessors, successors and assigns, knowingly and voluntarily waives and releases the Company and the Company Representatives, and each of their subsidiaries, affiliates, officers, directors, stockholders, partners, owners, representatives, administrators, servants, agents employees, attorneys, predecessors, successors and assigns (collectively, the "Released Parties"), from any and all claims, liabilities, obligations, promises, agreements, contracts, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind, at law, equity or otherwise, whether known or unknown, suspected or unsuspected (collectively "Liabilities"), which Shuster has or may have against them, including but not limited to the matters arising out of or relating to the Relationship and/or the termination of the Relationship (the "Release"). This Release extends to and includes, but is not limited to, claims for breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to the Relationship and/or the termination of the Relationship. This release also includes a release of any claims by Shuster under any federal, state or local laws or regulations, including, but not limited to: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000(e), et seq.; (2) the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq.; (3) the California Fair Employment and Housing Act, Cal. Govt. Code Section 12900, et seq.; (4) the California Labor Code Section 200, et seq.; (5) the Fair Labor Standards Act, 29 U.S.C. Section 201, et seq.; (6) the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), 42 U.S.C. Section 1395(c); (7) the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001, et seq.; and (8) Title I of the Americans with Disabilities Act.

Shuster further understands and acknowledges that:
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This Agreement constitutes a voluntary waiver of any and all rights and claims he has against the Released Parties as of the date of the execution of this Agreement, including rights or claims arising under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et seq.;

He has waived rights or claims pursuant to this Agreement in exchange for consideration, the value of which exceeds payment or remuneration to which he was already entitled;

He is hereby advised that he may consult and hereby acknowledges that he has in fact consulted with an attorney of his choosing concerning this Agreement prior to executing it;

He has been afforded a period of at least 21 days to consider the terms of this Agreement, and in the event he should decide to execute this Agreement in fewer than 21 days, he has done so after consulting with his attorney and with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full 21 days; and

He may revoke this Agreement at any time during the seven (7) days following the date of execution of this Agreement, and this Agreement shall not become effective or enforceable until such revocation period has expired.

In exchange for the mutual obligations set forth herein and except for the obligations set forth herein, the Company and the Company Representatives, on behalf of themselves and their subsidiaries, affiliates, officers, directors, stockholders, partners, owners, representatives, administrators, servants, agents employees, attorneys, predecessors, successors and assigns, knowingly and voluntarily waive and release Shuster and each of his representatives, administrators, servants, agents, employees, attorneys, predecessors, successors and assigns, from any and all Liabilities, which the Company has or may have against him, including but not limited to matters arising out of or relating to the Relationship and/or the termination of the Relationship.

The parties and each of them hereby warrant, represent and agree that, as a condition of this Agreement, the parties expressly release all rights and claims that they know about as well as those they may not know about as of the date of this Agreement. The parties, and each of them, hereby warrant, represent and agree that each of them is fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     The parties and each of them knowingly and voluntarily waive the provisions of California Civil Code Section 1542, and any other statutes or common law principle of similar effect, as to any and all claims, demands, causes of action, or charges, known or unknown, suspected or unsuspected, and further agree that this waiver is a material aspect of the consideration for entering into this Agreement.

Ownership of Claims.

     The parties and each of them represent and agree that they have not assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims they are releasing in this Agreement.

No Representations.

     The parties and each of them represent and agree that no promises, statements or inducements have been made to them that have caused them to sign this Agreement other than those expressly stated in this Agreement.

Non-Disparagement and Confidentiality.

Commencing immediately upon the execution of this Agreement, the parties and each of them agree to refrain from making any defamatory, disparaging or derogatory statements regarding each other.
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The Company and Shuster agree that except for such disclosures as the Company may be advised by counsel should be made in order to discharge its obligations as a public company, no announcement with respect to this Agreement or the substance of this Agreement will be publicly released by any party without the prior written consent of the other, which consent shall not be unreasonably withheld. Further, except as set forth in the prior sentence, each of the parties hereby represents and agrees that such party will use its reasonable best efforts to keep the terms of this Agreement completely confidential and such party will not hereafter disclose such confidential information to anyone other than to members of such party's immediate family, legal counsel and professional advisors, all of whom shall be bound by this confidentiality provision. The parties shall be excused from the performance of the duties and obligations imposed by this paragraph only if their testimony or the production of any documents is compelled by a validly issued subpoena or by order of a court of competent jurisdiction. In the event of the occurrence of the foregoing contingency, the party who is the recipient of such subpoena or court order shall immediately provide the other party, in care of his or its counsel, with as much notice as possible including, if practicable, at least ten (10) days' written notice, by personal delivery or certified mail, return receipt requested, prior to the date of performance specified by the subpoena or court order.

Trade Secrets.

Shuster understands and agrees that in the course of the Relationship with the Company, he has acquired confidential information and trade secrets concerning the Company's past, present and future clients, operations, plans, methods of doing business, projected and historical revenues, marketing, costs, production, growth and distribution, and confidential business strategies. Shuster understands and agrees that it would be extremely damaging to the Company if such information were disclosed to a competitor or made available to any other person, corporation or other entity. Shuster understands and agrees that such information has been disclosed to him in confidence, that he will keep such information secret and confidential and that he will not in any way use, distribute or disclose such information.

In view of the nature of the confidential information and trade secrets which Shuster has received during the course of the Relationship, Shuster also agrees that the Company would be irreparably harmed by any violation or threatened violation of this Agreement and that, therefore, the Company shall be entitled to an injunction prohibiting Shuster from any violation or threatened violation of this Agreement, in addition to any other relief, including monetary damages, to which the Company may be entitled. The obligations described in this section shall continue in effect after the payment of the sums described herein.

Successors.

     This Agreement shall be binding upon the Company and Shuster and upon their heirs, administrators, representatives, executors, successors and assigns.

Arbitration.

Any dispute regarding any aspect of this Agreement or any act which would violate any provision in this Agreement shall be submitted to arbitration in Los Angeles County, California before a sole arbitrator (the "Arbitrator") selected from the American Arbitration Association ("AAA"), and shall be conducted in accordance with the AAA's then in effect dispute resolution rules and the provisions of California Code of Civil Procedure Section 1280 et seq. as the exclusive remedy of such dispute. Judgment on any award rendered by such arbitrator may be entered in any court having proper jurisdiction.

Should either party institute any legal action or administrative proceeding with respect to any claim waived by this Agreement or pursue any dispute or matter covered by this section by any method other than said arbitration (other than any action for injunction within the scope of Section 10.2), the other party shall be entitled to recover all damages, costs, expenses and attorneys' fees incurred as a result of such action.
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Shuster's Voting Securities

          13.1 Shuster agrees that during the 12 month period commencing with the date of this Agreement and ending on January 31, 2002, Shuster shall vote or cause to be voted all of the Voting Securities beneficially owned by Shuster in favor of the following proposals with respect to which the Board of Directors has unanimously recommended such approval: (i) all nominees for election to the Board of Directors presented by the Company to the stockholders for a vote; (ii) any amendments to or modifications of existing stock incentive plans and approvals of new stock incentive plans presented by the Company to the stockholders for a vote; and (iii) any proposal presented by the Company to the stockholders for a vote which the Board of Directors determines in good faith is reasonably necessary to effect a financing or strategic transaction which the Board of Directors has determined in good faith to be in the best interests of the Company.

Severability and Governing Law.

Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall remain in full force and effect, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.

Proper Construction

The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

Entire Agreement.

     This Agreement and the stock option agreements evidencing the Vested Options are the entire agreements between the parties and, except as noted herein, this Agreement supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.

Authority to Execute.

     Each of the persons and entities executing this Agreement represents and warrants that he or she has the full power and authority to do so and that all necessary resolutions and authorizations have been obtained.

Counterparts.

     This Agreement may be executed by facsimile and in one or more counterparts, each of which, when so executed, shall be deemed to be an original provided that the parties execute the originals of the Agreement. Such counterparts shall together constitute and be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement on the date set forth opposite their respective signatures.



DATED: 1/31/01                             /s/ Harry Shuster
                                      ----------------------------
                                              Harry Shuster

                                      APPROVED AS TO FORM AND
                                      CONTENT:

                                      United Leisure Corporation
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DATED: 1/31/01                             /s/ Brian Shuster
                                      ----------------------------
                                      By:  Brian Shuster
                                      Its:  President and Chief Executive
                                            Officer



                                      APPROVED AS TO FORM AND
                                      CONTENT:

                                      TROOP STEUBER PASICH REDDICK
                                      & TOBEY, LLP

DATED: 1/31/01                             /s/ Linda Giunta Michaelson
                                      ------------------------------------
                                      By:  Linda Giunta Michaelson
                                           Attorneys for United Leisure
                                           Corporation.